UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2005

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Landry’s Restaurants, Inc. (NYSE: LNY – News), one of the nation’s largest casual dining and entertainment companies, announced that 18 restaurants in Galveston County are closed as a result of mandatory evacuations due to the possibility that Hurricane Rita will come ashore in the area. The Company is continuously monitoring the projected path of the hurricane and may close additional restaurants as the storm’s path becomes more defined. Landry’s has another 42 restaurants, three hotels, the Kemah Boardwalk and the Downtown Aquarium that may be subject to closure. The Company also has three restaurants that remain closed due to Hurricane Katrina and remains unable to estimate reopening dates.

Rick H. Liem, Senior Vice President and Chief Financial Officer stated, "We carry substantial insurance coverage for events such as this. Our management team is well versed in hurricane preparedness and is executing our contingency plans to minimize damages."

Tilman J. Fertitta, Chairman, President and Chief Executive Officer stated, "Landry’s has always operated along the Gulf Coast where hurricanes are a way of life. Most important is to ensure that our employees and their families are able to prepare for the possibility that the storm will come ashore near them."

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

September 21, 2005	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Landry's Restaurants, Inc. Announces Restaurant Closures Due To Hurricane Rita